CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-2 of Royce Value Trust, Inc. (the “Fund”). We consent to the use of the audited financial highlights for each of the seven years ended December 31, 2014 of the Fund.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

May 14, 2018